Exhibit 8.3

Advocaten Notarissen Belastingadviseurs

To RELX PLC 1-3 Strand London WC2N 5JR England	Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 2018		Paul H. Sleurink E paul.sleurink@debrauw.com T +31 20 577 1719 F +31 20 577 1775
Our ref.	G10583293/1/N

Re:

Dear Sir/Madam,

Registration with the US Securities and Exchange Commission

of ordinary shares in the capital of the Issuer

1	INTRODUCTION

I act as Dutch tax lawyer to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in Annex 1 (Definitions).

2	DUTCH LAW

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	SCOPE OF INQUIRY

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a) A copy of the Registration Statement.

In addition, I have examined such documents, and performed such other investigations, as I considered necessary for the purpose of this opinion. My examination has been limited to the text of the documents.

De Brauw Blackstone Westbroek N.V., Amsterdam, is registered with the Trade Register in the Netherlands under no. 27171912.

All services and other work are carried out under an agreement of instruction (“overeenkomst van opdracht”) with De Brauw Blackstone Westbroek N.V. The agreement is subject to the General Conditions, which have been filed with the register of the District Court in Amsterdam and contain a limitation of liability.

Client account notaries ING Bank IBAN NL83INGB0693213876 BIC INGBNL2A.

4	ASSUMPTIONS

I have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	The Registration Statement has been or will have been filed with the SEC, in the form referred to in this opinion.

5	OPINION

Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4, I am of the following opinion:

(a)	The statements in the Registration Statement under the heading “Material Dutch tax considerations”, to the extent that they include statements as to Dutch tax law, are correct.

6	RELIANCE

(a)	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b)	Each person accepting this opinion agrees, in so accepting, that only De Brauw will have any liability in connection with this opinion, that the agreement in this paragraph 6(b) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law.

(c)	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion in the Exhibit Index under 8.3 in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

Paul H. Sleurink

Annex 1 – Definitions

In this opinion:

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Dutch law” means the law directly applicable in the Netherlands.

“Issuer” means RELX PLC, incorporated under the Law of England and Wales, with corporate seat in London, England.

“Registration” means the registration of the Registration Shares with the SEC under the Securities Act.

“Registration Shares” means 943,897,337 ordinary shares (gewone aandelen) in the capital of the Issuer registered with the SEC pursuant to the Registration.

“Registration Statement” means an e-mailed copy received by me on February 2, 2018 of a draft registration statement on form F-4 (Registration No. 333-                ) in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.